UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

NXCHAIN INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22735	45-3977747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 832-3249

AGRIVEST AMERICAS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2015, AgriVest Americas, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to (i) change the Company’s name from “AgriVest Americas, Inc.” to “NXChain Inc.” (the “Name Change”), and (ii) effectuate a stock combination or reverse stock split, whereby every 33.7468 outstanding shares of common stock of the Company (“Common Stock”) were converted into one share of Common Stock (the “Reverse Split”). The Amendment became effective immediately upon filing on December 30, 2015.

On December 11, 2015, the Company filed notification of the Name Change and the Reverse Split (the “Notification”) with the Financial Industry Regulatory Authority (“FINRA”). In the Notification, the Company requested FINRA to authorize a new trading symbol for the Company’s common stock. On December 31, 2015, the Company received notice from FINRA that the Company’s name change and reverse stock split application had been approved, and that the Company’s common stock would trade under its new name and under the new trading symbol “NXCN” effective January 6, 2016.

A copy of the Amendment is attached to this Report as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits

(c)        Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of AgriVest Americas, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXCHAIN INC.

Date: January 5, 2016	By:	/s/ Michael Campbell
Michael Campbell Chief Executive Officer and President

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